Exhibit 10.1

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment is made effective as of this 31st day of December, 2012, by and between Cardiovascular Systems, Inc. (“CSI”) and David L. Martin (“Executive”).

WHEREAS, CSI and Executive entered into an Employment Agreement dated effective December 19, 2006, (the “Agreement”), which provides for severance if Executive’s employment is terminated by CSI without Cause or by Executive for Good Reason; and

WHEREAS, it has come to CSI’s attention that certain provisions of the Agreement should be clarified for compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the notices, regulations and other guidance of general applicability issued thereunder (“Code Section 409A), and the parties desire to amend the Agreement for compliance with Code Section 409A in accordance with Notice 2010-80.

NOW, THEREFORE, the parties agree as follows:

1. The first paragraph of Section 3.4 of the Agreement is hereby amended in its entirety to read as follows:

“Severance. If Executive is terminated by CSI without Cause (as defined below), or Executive terminates his employment for Good Reason (as defined below), and Executive executes, returns and does not rescind, and all rescission periods have expired, by the 60th day after the termination of Executive’s employment, a release of claims agreement in a form supplied by CSI, then CSI shall: (i) pay Executive at regular payroll intervals, beginning on the next regularly scheduled payday coinciding with or immediately following the 60th day after the termination of the Executive’s employment (subject to the application of Code Section 409A as set forth in Section 3.5 below), an amount equal to twelve (12) months of Executive’s then current base salary; and (ii) continue to pay CSI’s ordinary share of premiums for twelve (12) calendar months for Executive’s COBRA continuation coverage in CSI’s group medical, dental, and life insurance plans (as applicable), provided Executive timely elects such continuation coverage and timely pays Executive’s share of such premiums, if any.”

2. A new Section 3.5 of the Agreement is hereby added to read as follows:

“IRC Section 409A. This Agreement is intended to comply with Internal Revenue Code Section 409A (‘Code Section 409A’) or an exemption thereunder and shall be construed and administered in accordance with Code Section 409A. Any payments to be made under this Agreement upon a termination of employment shall only be made if such termination of employment constitutes a ‘separation from service’ under Code Section 409A. Notwithstanding any other provision of this Agreement to the contrary, if any of the payments described in this Agreement are subject to the requirements of Code Section 409A and CSI determines that Executive is a “specified employee” as defined in Code Section 409A as of the date of Executive’s termination of employment, all or a portion of such payments will not be paid or commence until the first payroll date that occurs after the six-month anniversary of the date of Executive’s termination of employment, or, if earlier, the date of Executive’s death, but only to the extent such delay is required for compliance with Code Section 409A. Further, notwithstanding anything in this Agreement to the contrary, CSI expressly reserves the right to amend this Agreement without Executive’s consent to the extent necessary to comply with Code Section 409A, as it may be amended from time to time, and the regulations, notices and other guidance of general applicability issued thereunder.”

3. Except as set forth herein, all provisions of the Agreement shall remain in full force and effect without modification. Further, nothing in this Amendment is intended to modify the amount, timing or form of payment for the deferred compensation benefits described in the Agreement, and this Amendment shall, at all times, be construed in compliance with Code Section 409A.

4. Capitalized terms used in this Amendment, but not otherwise defined, shall have the meanings assigned to them under the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley
Its: Chief Financial Officer

/s/ David L. Martin David L. Martin